UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                ________
                                FORM 8-K

                           CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report(Date of earliest event reported) May 9, 2001

                             LANDS' END, INC.
           (exact name of registrant as specified in its charter)



        DELAWARE                  1-9769               36-2512786
     (State or other            (Commission          (I.R.S. Employer
      jurisdiction              File Number           Identification
     of incorporation                                    Number)


       Lands' End Lane, Dodgeville, Wisconsin             53595
       (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number     608-935-9341
            including area code


















                     INFORMATION INCLUDED IN THIS REPORT

Item 5.  Other Events.

         Attached as Exhibit 99 to this report is a news release issued by Lands' End, Inc., announcing its first quarter results of fiscal year 2002 for the period ended April 27, 2001.




















































SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, its duly authorized officer and chief financial officer.



                                    LANDS' END, INC.



May 16, 2001                By: /S/ DONALD R. HUGHES
                                    Donald R. Hughes
                                    Senior Vice President &
                                    Chief Financial Officer






































                                                      EXHIBIT 99
FOR IMMEDIATE RELEASE

LANDS' END REPORTS STRONG GAINS IN SALES
AND EARNINGS FOR FIRST QUARTER

DODGEVILLE, WIS. ... May 9, 2001 ... Lands' End, Inc. (LE), the direct merchant of classically styled apparel and home furnishings, today reported results for its first quarter of fiscal year 2002, ended April 27, 2001.

Total revenue for the first quarter just ended was $311.1 million, up 9 percent from $285.8 million in the prior year's quarter. Net income for the quarter just ended was $5.9 million, and diluted earnings per share were $0.20, compared with net income of $292 thousand, or $0.01, for the same period last year.

In commenting on the results, company president and chief executive officer David F. Dyer said, "We're extremely pleased with our first quarter performance, having demonstrated strong sales and a significant improvement in earnings. This was especially gratifying in the face of a difficult economy. The credit goes to all our Lands' End associates who continue to function as a solid team. The company is increasingly well positioned for future growth."

             Segment merchandise sales data for first quarter
             (in millions)                                  Percent
                                        1Q02      1Q01      Change
             Core business segment      $173      $161       + 8 %
             Specialty segment            86        79       + 9 %
             International segment        28        26       + 7 %
               Total merchandise sales  $287       266       + 8 %

             Internet                   $ 54      $ 39       +40 %
                  Segment merchandise sales data excludes shipping and handling revenue. Internet merchandise sales are included in the respective business segments.

As previously announced, we had shifted the timing of a major clearance catalog and added a Kids catalog, which, taken together, accounted for about two-thirds of the first quarter sales increase. Growth in the core business segment was led by strength in the women's and co-ed divisions. A portion of this growth came from mailing the Lands' End core May catalog one week earlier than last year. In the specialty segment, the Kids division showed the strongest growth; Corporate Sales grew in the low-single digits, reflecting a slowdown in national business spending; and Coming Home, which features products for bed and bath, was relatively flat. All international businesses had double-digit sales increases when measured in their local currencies, and overall international sales in U.S. dollars were also improved.

Gross profit for the quarter just ended was $132 million, or 42.4 percent of total revenue, compared with $120 million, or 41.9 percent of total revenue in the prior year. Merchandise gross profit margin rose due to higher initial margins from improved sourcing.

Liquidation of excess inventory was 11 percent of net merchandise sales for the first quarter of both years. Inventory was $198 million as of April 27, 2001, up 10 percent from $179 million at the same time last year. Inventory is currently in line with the sales increase and with planned levels, and the quality of inventory is improved from the prior year.

For the first quarter this year, selling, general and administrative expenses were $121 million, up 3 percent from $118 million in the prior year. As a percentage of total revenue, SG&A was 39.0 percent, compared with 41.4 percent in the prior year. More than half of the improvement in the SG&A ratio was due to a reduction in national advertising expenses, bringing them more in line with historical levels of spending. In addition, higher sales productivity per page resulted in relatively lower catalog costs.

BUSINESS OUTLOOK

We continue to take a conservative approach to our business in light of the uncertainty in the U.S. economy, particularly in the retail environment. For fiscal 2002, a 53-week year that will end on February 1, 2002, the company expects that sales will increase in the single digit range, and we expect gross profit margin to show continued improvement compared to the prior year. As a result, we expect an increase in diluted earnings per share of at least 20 percent for the year as a whole.

As described later in our statement regarding forward-looking information, our business's profit level is sensitive to many factors, including changes in sales volume, which are difficult for us, like most retailers, to accurately predict.

Lands' End is a direct merchant of traditionally styled, classic products offered to customers around the world through regular mailings of its monthly and specialty catalogs and via the Internet at www.landsend.com.

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Statements in this release that are not historical, including, without limitation, statements regarding our plans, expectations, assumptions, and estimations for fiscal 2002, gross profit margin, and earnings, as well as anticipated sales trends and future development of our business strategy, are considered forward-looking and speak only as of today's date. As such, these statements are subject to a number of risks and uncertainties.
Future results may be materially different from those expressed or implied by these statements due to a number of factors. Currently, we believe that the principal factors that create uncertainty about our future results are the following: customer response to our merchandise offerings, circulation changes and other initiatives; the mix of our sales between full price and liquidation merchandise; overall consumer confidence and general economic conditions, both domestic and foreign; effects of shifting patterns of e-commerce versus catalog purchases; costs associated with printing and mailing catalogs and fulfilling orders; dependence on consumer seasonal buying patterns; fluctuations in foreign currency exchange rates; and changes that may have different effects on the various sectors in which we operate (e.g., rather than individual consumers, the Corporate Sales Division, included in the specialty segment, sells to numerous corporations, and certain of these sales are for their corporate promotional activities). Our future results could, of course, be affected by other factors as well. More information about these risks and uncertainties may be found in the company's 10-K filings with the S.E.C.

The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.



WEBCAST ANNOUNCEMENT

There was a live, audio webcast of the company's conference call for the general public on May 9 at 9:30 CT. This call covered the company's performance for the first quarter and its business outlook for the remainder of the year. A playback was available for one week at videonewswire.com/LANDSEND/050901.

The conference call and webcast consist of copyrighted material that may not be recorded, reproduced, retransmitted, rebroadcast, stored or forwarded without Lands' End's express written permission. The call was recorded by Lands' End, and participants on the call did so under the express condition that their participation constituted their consent to
(i) the copyright terms set forth above, and (ii) having any comments or statements made appear in any transcript or broadcast of the call.

Contact Charlotte LaComb:  608-935-4835








Preliminary and unaudited

CONSOLIDATED STATEMENTS OF OPERATIONS
Lands' End, Inc. & Subsidiaries
(In thousands, except per share data)
                                                Three months ended
                                              April 27,     April 28,
                                                2001          2000

Revenue
  Net merchandise sales                       $287,117      $266,045
  Shipping and handling revenue                 24,003        19,795
Total revenue                                  311,120       285,840

Cost of sales
  Cost of merchandise                          154,913       145,146
  Shipping and handling costs                   24,263        20,926
Total cost of sales                            179,176       166,072

Gross profit                                   131,944       119,768
Selling, general and
    administrative expenses                    121,438       118,448
Income from operations                          10,506         1,320
Other income
  Interest expense                                (233)         (130)
  Interest income                                  636           719
  Other                                         (1,536)       (1,445)
  Total other expense, net                      (1,133)         (856)

Income before income taxes                       9,373           464
Income tax provision                             3,515           172

Net income                                    $  5,858      $    292

Basic earnings per share                      $   0.20      $   0.01
Diluted earnings per share                    $   0.20      $   0.01

Basic weighted average shares outstanding       29,380        30,199
Diluted weighted average shares outstanding     29,620        30,835






Preliminary and unaudited

CONSOLIDATED BALANCE SHEETS
Lands' End, Inc. & Subsidiaries
(In thousands)
                                              April 27,    April 28,
                                                2001         2000
Assets
Current assets:
  Cash and cash equivalents                    $ 26,591    $ 45,078
  Receivables, net                               17,140      17,141
  Inventory                                     197,561     179,143
  Prepaid advertising                            20,801      21,877
  Other prepaid expenses                          8,947       7,981
  Income taxes receivable                           397          63
  Deferred income tax benefits                   10,973      10,661
Total current assets                            282,410     281,944

Property, plant and equipment, at cost:
  Land and buildings                            104,880     102,788
  Fixtures and equipment                        103,512     104,194
  Computer hardware and software                105,334      74,523
  Leasehold improvements                          4,642       4,453
  Construction in progress                        7,461           -
Total property, plant and equipment             325,829     285,958
  Less-accumulated depreciation and
    amortization                                138,134     123,702
Property, plant and equipment, net              187,695     162,256
Intangibles, net                                    645         637
Total assets                                   $470,750    $444,837

Liabilities and shareholders' investment
Current liabilities:
  Lines of credit                              $ 21,573    $ 18,412
  Accounts payable                               67,152      72,638
  Reserve for returns                             7,287       6,014
  Accrued liabilities                            35,626      36,154
  Accrued profit sharing                            755         186
Total current liabilities                       132,393     133,404

Deferred income taxes                            17,251       9,117

Shareholders' investment:
  Common stock, 40,221 shares issued                402         402
  Donated capital                                 8,400       8,400
  Additional paid-in capital                     32,358      31,541
  Deferred compensation                            (103)       (204)
  Accumulated other comprehensive income          4,477       3,413
  Retained earnings                             494,945     454,722
  Treasury stock, 10,834 and 9,925
    shares at cost, respectively               (219,373)   (195,958)
Total shareholders' investment                  321,106     302,316
Total liabilities and shareholders' investment $470,750    $444,837





Preliminary and unaudited

CONSOLIDATED STATEMENTS OF CASH FLOWS
Lands' End, Inc. & Subsidiaries
(In thousands)
                                                 Three Months Ended
                                                April 27,  April 28,
                                                  2001        2000
Cash flows from (used for) operating activities:
  Net income                                    $  5,858    $    292
Adjustments to reconcile net income to net
    cash flows from operating activities-
    Depreciation and amortization                  6,235       5,990
    Deferred compensation expense                     18          32
    Deferred income taxes                          2,684           -
    Tax benefit of stock options                     450       1,832
  Changes in assets and liabilities:
      Receivables, net                             2,668         612
      Inventory                                   (9,350)    (16,950)
      Prepaid advertising                         (3,174)     (5,305)
      Other prepaid expenses                         768      (2,165)
      Accounts payable                           (29,016)     (1,872)
      Reserve for returns                         (1,774)     (1,855)
      Accrued liabilities                         (4,779)     (4,653)
      Accrued profit sharing                      (1,602)     (2,574)
      Income taxes payable                       (13,610)    (10,318)
    Other                                         (1,497)        738
Net cash flows used for operating activities     (46,121)    (36,196)

Cash flows from (used for) investing activities:
  Cash paid for capital additions                 (9,361)     (5,042)
Net cash flows used for investing
  activities                                      (9,361)     (5,042)

Cash flows from (used for) financing activities:
  Proceeds from short-term debt                    4,633       6,688
  Purchases of treasury stock                         (4)     (1,014)
  Issuance of treasury stock                       2,093       4,229

Net cash flows from financing activities           6,722       9,903

Net decrease in cash and cash equivalents        (48,760)    (31,335)
Beginning cash and cash equivalents               75,351      76,413

Ending cash and cash equivalents                $ 26,591    $ 45,078